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                                                                    Exhibit 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-9300
                                 WWW.WSGR.COM

                               October 30, 2001

Nassda Corporation
2975 Scott Drive, Suite 110
Santa Clara, California 95054

   Re: Amendment No. 2 to the Registration Statement on Form S-1

Ladies and Gentlemen:


   We have examined Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-68934, initially filed on September 4, 2001) to be filed by you with the Securities and Exchange Commission on October 30, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Nassda Corporation (the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement to be filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares. Based upon the foregoing, it is our opinion that the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.


   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati